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                                                EXHIBIT 23.1






         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Commercial Credit Company:

We consent to the incorporation by reference in the registration statement on Form S-3 of Commercial Credit Company of our report dated January 17, 1997 which is included in the 1996 Annual Report on Form 10-K of Commercial Credit Company incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.





                                                /s/ KPMG Peat Marwick LLP

New York, New York
January 13, 1998